EXHIBIT 2.2

CONSENT OF SANGRA MOLLER LLP

February 19, 2009

We hereby consent to all references to this firm in Amendment No. 1 to the registration statement on Form F-7 filed by Taiga Building Products Ltd. under the Securities Act of 1933, as amended.

Yours truly,

SANGRA MOLLER LLP

/s/ Sangra Moller LLP